UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 23, 2004

                                AUTOCARBON, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     005-78248                33-0976805
 ---------------------------    ----------------------        ------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification No.)


                126 E. 83rd Street, Suite 2F, New York, NY 10028
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (212) 717-4254

                                   Copies to:
                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On December 23, 2004, Autocarbon, Inc., a Delaware corporation (the "Company"), entered into an agreement with Simon Piers Thurlow ("Thurlow") and certain purchasers (the "Purchasers"). Pursuant to the Agreement, Thurlow agreed to sell 29,500,000 shares of the Company's common stock, representing approximately 90% of the outstanding shares, to the Purchasers. In connection with the Agreement, Thurlow agreed to appoint a designee of the Purchasers as a Director of the Company and as President. Thurlow will resign as an officer and director of the Company upon the closing of the transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of businesses acquired.

      Not applicable.

(b)   Pro forma financial information.

      Not applicable.

(c)   Exhibits


EXHIBIT     NUMBER
-------     ------

10.1 Common Stock Purchase Agreement, dated as of December 23, 2004, by and among Simon Thurlow, Autocarbon, Inc. and certain Purchasers.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AUTOCARBON, INC.


Date: December 29, 2004                    /s/SIMON THURLOW
                                           -------------------------------------
                                           Simon Thurlow
                                           President and Chief Financial Officer